Exhibit 99.1
Second Quarter 2026
Earnings Results

Media Relations: Tony Fratto 212-902-5400
Investor Relations: Jehan Ilahi 212-902-0300

The Goldman Sachs Group, Inc.
200 West Street | New York, NY 10282

SECOND QUARTER 2026 EARNINGS RESULTS

Goldman Sachs Reports Second Quarter Earnings Per Common
Share of $20.98 and Increases the Quarterly Dividend to $5.00
Per Common Share in the Third Quarter

Financial Summary

Net Earnings $ in millions
2Q26	$6,628
2Q26 YTD	$12,258

EPS[1]
2Q26	$20.98
2Q26 YTD	$38.51

Net Revenues $ in millions
2Q26	$20,338
2Q26 YTD	$37,565

Annualized ROE[2]
2Q26	23.5%
2Q26 YTD	21.7%

Book Value Per Share
2Q26	$367.67
YTD Growth	2.8%
NEW YORK, July 14, 2026 – The Goldman Sachs Group, Inc. (NYSE: GS) today reported net revenues of $20.34 billion and net earnings of $6.63 billion for the second quarter ended June 30, 2026. Net revenues were $37.57 billion and net earnings were
$12.26 billion for the first half of 2026.
Diluted earnings per common share (EPS)1 was $20.98 for the second quarter of 2026 compared with $10.91 for the second quarter of 2025 and $17.55 for the first quarter of 2026, and was $38.51 for the first half of 2026 compared with $25.07 for the first half of 2025.
Annualized return on average common shareholders' equity (ROE)2 was 23.5% for the second quarter of 2026 and 21.7% for the first half of 2026.
Book value per common share increased by 1.8% during the second quarter of 2026 and by 2.8% during the first half of 2026 to $367.67.

GOLDMAN SACHS REPORTS
SECOND QUARTER 2026 EARNINGS RESULTS

Net Revenues

Net revenues were $20.34 billion for the second quarter of 2026, 39% higher than the second quarter of 2025 and 18% higher than the first quarter of
2026. The increase compared with the second quarter of 2025 primarily reflected significantly higher net revenues in Global Banking & Markets.

Net Revenues $ in millions
2Q26	$20,338

Global Banking & Markets

Net revenues in Global Banking & Markets were $15.52 billion for the second quarter of 2026, 53% higher than the second quarter of 2025 and 22% higher than the first quarter of 2026.
Investment banking fees were $3.40 billion, 55% higher than the second quarter of 2025, primarily due to significantly higher net revenues in Equity underwriting, primarily reflecting significantly higher net revenues from secondary and initial public offerings, and in Debt underwriting, primarily reflecting significantly higher net revenues from leveraged finance and asset-
backed activity. Net revenues in Advisory were higher, reflecting an increase in industry-wide completed mergers and acquisitions volumes. The firm’s
Investment banking fees backlog3 increased compared with both the end of the first quarter of 2026 and the end of 2025.
Net revenues in Fixed Income, Currency and Commodities (FICC) were $4.59 billion, 32% higher than the second quarter of 2025, primarily reflecting significantly higher net revenues in FICC intermediation, due to significantly higher net revenues in interest rate products and in commodities, higher net revenues in mortgages and slightly higher net revenues in currencies, partially offset by lower net revenues in credit products. Net revenues in FICC financing were higher, including higher net revenues in mortgages and structured lending.
Net revenues in Equities were $7.42 billion, 72% higher than the second quarter of 2025, due to significantly higher net revenues in Equities intermediation, including significantly higher net revenues in derivatives and in cash products, and in Equities financing, primarily driven by significantly higher net revenues in prime financing.
Net revenues in Other were $117 million compared with $154 million for the second quarter of 2025, with the decrease reflecting lower net revenues in relationship lending, partially offset by higher net revenues in transaction banking.

Global Banking & Markets $ in millions
Advisory	$1,378
Equity underwriting	985
Debt underwriting	1,032
Investment banking fees	3,395

FICC intermediation	3,376
FICC financing	1,216
FICC	4,592

Equities intermediation	4,157
Equities financing	3,259
Equities	7,416

Other	117
Net revenues	$15,520

GOLDMAN SACHS REPORTS
SECOND QUARTER 2026 EARNINGS RESULTS

Asset & Wealth Management

Net revenues in Asset & Wealth Management were $4.60 billion for the second quarter of 2026, 20% higher than the second quarter of 2025 and
13% higher than the first quarter of 2026. The increase compared with the second quarter of 2025 reflected significantly higher Management and other fees and significantly higher net revenues in Investments, partially offset by lower net revenues in Private banking and lending.
The increase in Management and other fees primarily reflected the impact of higher average assets under supervision. The increase in Investments net revenues primarily reflected significantly higher net gains from investments in private equities. The decrease in Private banking and lending net revenues reflected the impact of lower net interest margin related to Marcus deposits, partially offset by higher average Marcus and private bank deposit balances.

Asset & Wealth Management $ in millions
Management and other fees	$3,355
Incentive fees	112
Private banking and lending	689
Investments	441
Net revenues	$4,597

Platform Solutions

Net revenues in Platform Solutions were $221 million for the second quarter of 2026, 64% lower than the second quarter of 2025 and 46% lower than the first quarter of 2026. The decrease compared with the second quarter of
2025 primarily reflected net markdowns recognized in net revenues related to the Apple Card loan portfolio, which was transferred to held for sale in the fourth quarter of 2025.

Platform Solutions $ in millions
Net revenues	$221

Provision for Credit Losses

Provision for credit losses was $102 million for the second quarter of 2026, compared with $384 million for the second quarter of 2025 and $315 million for the first quarter of 2026. Provisions for the second quarter of 2026 primarily reflected impairments related to wholesale loans. Provisions for the second quarter of 2025 primarily reflected net provisions related to the credit card portfolio, which was transferred to held for sale in the fourth quarter of
2025, and growth related to wholesale loans.

Provision for Credit Losses $ in millions
2Q26	$102

GOLDMAN SACHS REPORTS
SECOND QUARTER 2026 EARNINGS RESULTS

Operating Expenses

Operating expenses were $11.67 billion for the second quarter of 2026, 26%
higher than the second quarter of 2025 and 12% higher than the first quarter of 2026. The firm's efficiency ratio3 was 58.8% for the first half of 2026, compared with 62.0% for the first half of 2025.
The increase in operating expenses compared with the second quarter of
2025 primarily reflected significantly higher compensation and benefits expenses (reflecting improved operating performance) and transaction based expenses.
Net provisions for litigation and regulatory proceedings were $(28) million for the second quarter of 2026, compared with $1 million for the second quarter of 2025.
Headcount decreased 2% compared with the end of the first quarter of 2026.

Operating Expenses $ in millions
2Q26	$11,673

Efficiency Ratio
2Q26 YTD	58.8%

Provision for Taxes

The effective tax rate for the first half of 2026 was 18.5%, up from 13.2% for the first quarter of 2026, primarily due to a decrease in the impact of tax benefits on the settlement of employee share-based awards4, partially offset by an increase in other permanent tax benefits, for the first half of 2026 compared with the first quarter of 2026.

Effective Tax Rate
2Q26 YTD	18.5%

Other Matters

•On July 13, 2026, the Board of Directors of The Goldman Sachs Group, Inc.
increased the quarterly dividend to $5.00 per common share from $4.50 per common share. The dividend will be paid on September 29, 2026 to common shareholders of record on September 1, 2026.
•During the quarter, the firm returned $5.36 billion of capital to common shareholders, including $4.00 billion of common share repurchases (4.1 million shares at an average cost of $984.57) and $1.36 billion of common stock dividends.3
•Global core liquid assets3 averaged $555 billion for the second quarter of
2026, compared with an average of $494 billion for the first quarter of 2026.

Quarterly Dividend Declared Per common share
3Q26	$5.00

Common Share Repurchases $ in billions
2Q26	$4.00

Average GCLA $ in billions
2Q26	$555

GOLDMAN SACHS REPORTS
SECOND QUARTER 2026 EARNINGS RESULTS

The Goldman Sachs Group, Inc. is a leading global financial institution that delivers a broad range of financial services to a large and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in
1869, the firm is headquartered in New York and maintains offices in all major financial centers around the world.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private
Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements.
For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31,
2025.
Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data, global core liquid assets and VaR consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements.
Statements about the firm’s Investment banking fees backlog and future results also may constitute forward-looking statements. Such statements are subject to the risk that transactions may be modified or may not be completed at all, and related net revenues may not be realized or may be materially less than expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, changes in international trade policies, including the potential for new or increased tariffs, the continuation or worsening of the conflict in the Middle
East, volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For information about other important factors that could adversely affect the firm’s Investment banking fees, see “Risk Factors” in Part I, Item
1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2025.

Conference Call

A conference call to discuss the firm’s financial results, outlook and related matters will be held at 9:30 am (ET). The call will be open to the public. Members of the public who would like to listen to the conference call should dial 1-800-330-6730 (in the U.S.) or 1-646-769-9500 (outside the U.S.) passcode number 7042022. The number should be dialed at least 10 minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast through the Investor
Relations section of the firm’s website, www.goldmansachs.com/investor-relations. There is no charge to access the call. For those unable to listen to the live broadcast, a replay will be available on the firm’s website beginning approximately three hours after the event. Please direct any questions regarding obtaining access to the conference call to Goldman Sachs
Investor Relations, via e-mail, at gs-investor-relations@gs.com.

GOLDMAN SACHS REPORTS
SECOND QUARTER 2026 EARNINGS RESULTS

The Goldman Sachs Group, Inc. and Subsidiaries
Segment Net Revenues (unaudited)

	THREE MONTHS ENDED			% CHANGE FROM
JUNE 30,		MARCH 31,	JUNE 30,	MARCH 31,	JUNE 30,
$ in millions	2026	2026	2025	2026	2025
GLOBAL BANKING & MARKETS
Advisory	$1,378	$1,494	$1,174	(8)%	17%
Equity underwriting	985	535	428	84	130
Debt underwriting	1,032	811	589	27	75
Investment banking fees	3,395	2,840	2,191	20	55
FICC intermediation	3,376	2,949	2,423	14	39
FICC financing	1,216	1,062	1,064	15	14
FICC	4,592	4,011	3,487	14	32
Equities intermediation	4,157	2,718	2,595	53	60
Equities financing	3,259	2,608	1,706	25	91
Equities	7,416	5,326	4,301	39	72
Other	117	561	154	(79)	(24)
Net revenues	15,520	12,738	10,133	22	53

ASSET & WEALTH MANAGEMENT
Management and other fees	3,355	3,077	2,802	9	20
Incentive fees	112	183	103	(39)	9
Private banking and lending	689	638	789	8	(13)
Investments	441	180	137	145	222
Net revenues	4,597	4,078	3,831	13	20

PLATFORM SOLUTIONS
Net revenues	221	411	619	(46)	(64)

Total net revenues	$20,338	$17,227	$14,583	18	39
Geographic Net Revenues (unaudited)3

	THREE MONTHS ENDED
	JUNE 30,	MARCH 31,	JUNE 30,
$ in millions	2026	2026	2025
Americas	$12,222	$10,416	$8,982
EMEA	4,502	3,767	3,811
Asia	3,614	3,044	1,790
Total net revenues	$20,338	$17,227	$14,583
Americas	60%	60%	62%
EMEA	22%	22%	26%
Asia	18%	18%	12%
Total	100%	100%	100%

GOLDMAN SACHS REPORTS
SECOND QUARTER 2026 EARNINGS RESULTS

The Goldman Sachs Group, Inc. and Subsidiaries
Segment Net Revenues (unaudited)

	SIX MONTHS ENDED		% CHANGE FROM
JUNE 30,		JUNE 30,	JUNE 30,
$ in millions	2026	2025	2025
GLOBAL BANKING & MARKETS
Advisory	$2,872	$1,966	46%
Equity underwriting	1,520	798	90
Debt underwriting	1,843	1,341	37
Investment banking fees	6,235	4,105	52
FICC intermediation	6,325	5,813	9
FICC financing	2,278	2,109	8
FICC	8,603	7,922	9
Equities intermediation	6,875	5,142	34
Equities financing	5,867	3,351	75
Equities	12,742	8,493	50
Other	678	354	92
Net revenues	28,258	20,874	35

ASSET & WEALTH MANAGEMENT
Management and other fees	6,432	5,503	17
Incentive fees	295	232	27
Private banking and lending	1,327	1,514	(12)
Investments	621	293	112
Net revenues	8,675	7,542	15

PLATFORM SOLUTIONS
Net revenues	632	1,229	(49)

Total net revenues	$37,565	$29,645	27
Geographic Net Revenues (unaudited)3

	SIX MONTHS ENDED
	JUNE 30,	JUNE 30,
$ in millions	2026	2025
Americas	$22,638	$18,848
EMEA	8,269	7,302
Asia	6,658	3,495
Total net revenues	$37,565	$29,645
Americas	60%	63%
EMEA	22%	25%
Asia	18%	12%
Total	100%	100%

GOLDMAN SACHS REPORTS
SECOND QUARTER 2026 EARNINGS RESULTS

The Goldman Sachs Group, Inc. and Subsidiaries
Consolidated Statements of Earnings (unaudited)

	THREE MONTHS ENDED			% CHANGE FROM
In millions, except per share amounts and headcount	JUNE 30,	MARCH 31,	JUNE 30,	MARCH 31,	JUNE 30,
	2026	2026	2025	2026	2025
REVENUES
Investment banking	$3,400	$2,844	$2,194	20%	55%
Investment management	3,378	3,179	2,837	6	19
Commissions and fees	1,525	1,326	1,201	15	27
Market making	7,637	5,461	4,733	40	61
Other principal transactions	444	862	514	(48)	(14)
Total non-interest revenues	16,384	13,672	11,479	20	43

Interest income	22,047	20,637	19,789	7	11
Interest expense	18,093	17,082	16,685	6	8
Net interest income	3,954	3,555	3,104	11	27

Total net revenues	20,338	17,227	14,583	18	39

Provision for credit losses	102	315	384	(68)	(73)

OPERATING EXPENSES
Compensation and benefits	6,104	5,412	4,685	13	30
Transaction based	3,052	2,515	1,955	21	56
Market development	198	186	167	6	19
Communications and technology	635	583	530	9	20
Depreciation and amortization	509	495	618	3	(18)
Occupancy	244	254	234	(4)	4
Professional fees	372	379	440	(2)	(15)
Other expenses	559	602	612	(7)	(9)
Total operating expenses	11,673	10,426	9,241	12	26

Pre-tax earnings	8,563	6,486	4,958	32	73
Provision for taxes	1,935	856	1,235	126	57
Net earnings	6,628	5,630	3,723	18	78
Preferred stock dividends	229	227	250	1	(8)
Net earnings to common	$6,399	$5,403	$3,473	18	84

EARNINGS PER COMMON SHARE
Basic[3]	$21.27	$17.74	$11.03	20%	93%
Diluted[1]	$20.98	$17.55	$10.91	20	92
AVERAGE COMMON SHARES
Basic	300.1	303.8	313.7	(1)	(4)
Diluted	304.9	308.0	318.3	(1)	(4)

SELECTED DATA AT PERIOD-END
Common shareholders' equity	$109,714	$109,079	$108,943	1	1
Basic shares[3]	298.4	302.0	311.5	(1)	(4)
Book value per common share	$367.67	$361.19	$349.74	2	5

Headcount	46,200	47,000	45,900	(2)	1

GOLDMAN SACHS REPORTS
SECOND QUARTER 2026 EARNINGS RESULTS

The Goldman Sachs Group, Inc. and Subsidiaries
Consolidated Statements of Earnings (unaudited)

	SIX MONTHS ENDED		% CHANGE FROM
In millions, except per share amounts	JUNE 30,	JUNE 30,	JUNE 30,
	2026	2025	2025
REVENUES
Investment banking	$6,244	$4,110	52%
Investment management	6,557	5,596	17
Commissions and fees	2,851	2,427	17
Market making	13,098	10,456	25
Other principal transactions	1,306	1,057	24
Total non-interest revenues	30,056	23,646	27

Interest income	42,684	39,172	9
Interest expense	35,175	33,173	6
Net interest income	7,509	5,999	25

Total net revenues	37,565	29,645	27

Provision for credit losses	417	671	(38)

OPERATING EXPENSES
Compensation and benefits	11,516	9,561	20
Transaction based	5,567	3,805	46
Market development	384	323	19
Communications and technology	1,218	1,036	18
Depreciation and amortization	1,004	1,124	(11)
Occupancy	498	467	7
Professional fees	751	864	(13)
Other expenses	1,161	1,189	(2)
Total operating expenses	22,099	18,369	20

Pre-tax earnings	15,049	10,605	42
Provision for taxes	2,791	2,144	30
Net earnings	12,258	8,461	45
Preferred stock dividends	456	405	13
Net earnings to common	$11,802	$8,056	46

EARNINGS PER COMMON SHARE
Basic[3]	$38.99	$25.32	54%
Diluted[1]	$38.51	$25.07	54
AVERAGE COMMON SHARES
Basic	301.9	317.2	(5)
Diluted	306.5	321.4	(5)

GOLDMAN SACHS REPORTS
SECOND QUARTER 2026 EARNINGS RESULTS

The Goldman Sachs Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)3

	AS OF
	JUNE 30,	MARCH 31,
$ in billions	2026	2026
ASSETS
Cash and cash equivalents	$187	$179
Collateralized agreements	366	386
Customer and other receivables	230	209
Trading assets	789	758
Investments	256	238
Loans	261	253
Other assets	39	37
Total assets	$2,128	$2,060

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$558	$561
Collateralized financings	358	351
Customer and other payables	300	293
Trading liabilities	324	312
Unsecured short-term borrowings	90	81
Unsecured long-term borrowings	348	315
Other liabilities	27	24
Total liabilities	2,005	1,937
Shareholders’ equity	123	123
Total liabilities and shareholders’ equity	$2,128	$2,060
Capital Ratios and Supplementary Leverage Ratio (unaudited)3

	AS OF
	JUNE 30,	MARCH 31,
$ in billions	2026	2026
Common equity tier 1 capital	$101.7	$101.8
STANDARDIZED CAPITAL RULES
Risk-weighted assets	$790	$815
Common equity tier 1 capital ratio	12.9%	12.5%
ADVANCED CAPITAL RULES
Risk-weighted assets	$743	$764
Common equity tier 1 capital ratio	13.7%	13.3%
SUPPLEMENTARY LEVERAGE RATIO
Supplementary leverage ratio	4.3%	4.7%
Average Daily VaR (unaudited)3

	THREE MONTHS ENDED
	JUNE 30,	MARCH 31,
$ in millions	2026	2026
CATEGORIES
Interest rates	$82	$85
Equity prices	65	55
Currency rates	19	15
Commodity prices	30	31
Diversification effect	(76)	(74)
Total	$120	$112

GOLDMAN SACHS REPORTS
SECOND QUARTER 2026 EARNINGS RESULTS

The Goldman Sachs Group, Inc. and Subsidiaries
Assets Under Supervision (unaudited)3,5

	JUNE 30,	MARCH 31,	JUNE 30,
$ in billions	2026	2026	2025
ASSET CLASS (as of period-end)
Alternative investments	$459	$429	$371
Equity	1,123	954	857
Fixed income	1,394	1,341	1,237
Total long-term AUS	2,976	2,724	2,465
Liquidity products	1,065	926	828
Total AUS	$4,041	$3,650	$3,293
ROLLFORWARD (for the three months ended)
Beginning balance	$3,650	$3,606	$3,173
Net inflows / (outflows):
Alternative investments	21	11	9
Equity	46	24	8
Fixed income	24	27	—
Total long-term AUS net inflows / (outflows)[6]	91	62	17
Liquidity products	139	25	(12)
Total AUS net inflows / (outflows)	230	87	5
Net market appreciation / (depreciation)	161	(43)	115
Ending balance	$4,041	$3,650	$3,293

Footnotes

1.Diluted EPS includes the dilutive effect of instruments that are convertible into common shares and other share-based arrangements.
2.Annualized ROE is calculated by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders’
equity. Average monthly common shareholders' equity was $109.06 billion for the three months ended June 30, 2026 and $108.97 billion for the six months ended June 30, 2026.
3.For information about the following items, see the referenced sections in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition
and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended March 31, 2026: (i) Investment banking fees backlog – see
“Results of Operations – Global Banking & Markets,” (ii) assets under supervision (AUS) – see “Results of Operations – Asset & Wealth Management –
Assets Under Supervision,” (iii) efficiency ratio – see “Results of Operations – Operating Expenses,” (iv) share repurchase program – see “Capital
Management and Regulatory Capital – Capital Management,” (v) global core liquid assets (GCLA) – see “Risk Management – Liquidity Risk
Management,” (vi) basic shares – see “Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics” and (vii) VaR – see “Risk Management –
Market Risk Management.”
For information about the following items, see the referenced sections in Part I, Item 1 “Financial Statements (Unaudited)” in the firm’s Quarterly
Report on Form 10-Q for the period ended March 31, 2026: (i) risk-based capital ratios and the supplementary leverage ratio – see Note 20 “Regulation and Capital Adequacy,” (ii) geographic net revenues – see Note 25 “Business Segments” and (iii) unvested share-based awards that have non-forfeitable rights to dividends or dividend equivalents in calculating basic EPS – see Note 21 “Earnings Per Common Share.”
Represents a preliminary estimate for the second quarter of 2026 for the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data, global core liquid assets and VaR. These may be revised in the firm’s Quarterly Report on Form 10-Q for the period ended June 30, 2026.
4.The impact of tax benefits related to employee share-based awards was a reduction to provision for taxes for the first half of 2026 of approximately
$965 million, which increased diluted EPS by approximately $3.15 and annualized ROE by 1.7 percentage points.
5.Beginning in the fourth quarter of 2025, certain assets under supervision have been reclassified from fixed income to alternative investments to better reflect the underlying investment strategies. Amounts for prior periods have been conformed to the current presentation.
6.Includes $31 billion of inflows in long-term assets under supervision (in equity assets) in connection with the acquisition of Innovator Capital
Management, partially offset by $15 billion of outflows in long-term assets under supervision (in fixed income and equity assets) in connection with the disposition of Goldman Sachs TFI, for the three months ended June 30, 2026. Includes $5 billion of inflows in long-term assets under supervision (in alternative investments) in connection with the acquisition of Industry Ventures for the three months ended March 31, 2026.